Exhibit 32.2

CERTIFICATION

In connection with the periodic report of Weikang Bio-Technology Group Co, Inc. (the “Company”) on Form 10-Q for the quarter ending September 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), I, Yanhua Liu, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Company Name

Date: November 19, 2008	By:	/s/ Yanhua Liu
Yanhua Liu
Chief Financial Officer
(Principal Financial and Accounting Officer)